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                                                                    EXHIBIT 10.1

                              OPERATING AGREEMENT

     AGREEMENT, dated as of June 24, 2005, by and between GENERAL MOTORS CORPORATION, a Delaware corporation ("GM"), GENERAL MOTORS ACCEPTANCE CORPORATION ("GMAC"), a Delaware corporation and a wholly-owned Subsidiary of GM, and RESIDENTIAL CAPITAL CORPORATION ("RESCAP"), a Delaware corporation and an indirect wholly-owned Subsidiary of GMAC.

     The parties agree as follows:

     SECTION 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings assigned in this section:

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

          "BANK AGENT" means, with respect to any senior unsecured credit facility under which ResCap is a borrower, the administrative agent under such facility, or if there is no such agent, each lender under such facility.

          "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any preferred stock.

          "CLASS" means, with respect to any Rated Indebtedness, all such Rated Indebtedness designated as belonging to the same class, series or issue or otherwise having substantially the same material terms and governed by substantially the same instruments.

          "CLASS AGENT" means, in the case of Rated Indebtedness evidenced by an indenture or other similar agreement, the trustee or other fiduciary or agent authorized to act for such Class (upon direction or otherwise), and, in all other cases, the holders of a majority in principal amount of the outstanding Rated Indebtedness of such Class.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

          "CUMULATIVE NET INCOME" means the net income of ResCap and its Subsidiaries on a consolidated basis determined in accordance with GAAP for the period beginning with the first day of the first fiscal quarter beginning after the date of this Agreement and ending on the last day of the fiscal quarter ending immediately preceding the date as of which a determination of Cumulative Net Income is required.

          "DISQUALIFIED STOCK" means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part.

          "DIVIDEND" means any dividend or distribution of cash or property by ResCap on account of its Capital Stock or the repurchase by ResCap of its Capital Stock (other than dividends, distributions or repurchases payable in Capital Stock (other than Disqualified Stock)).

          "EXCLUDED PREPAYMENTS" shall have the meaning set forth in Section
     2(e).

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          "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, applied on a consistent basis.

          "GM AFFILIATE" means GM and any Person that is an Affiliate of GM, other than GMAC and its Subsidiaries.

          "GM AFFILIATE BUSINESS" means all businesses and operations (whether or not such businesses or operations are terminated, divested or discontinued) of the GM Affiliates as conducted from time to time.

          "GM INDEMNIFIABLE LIABILITIES" means all Liabilities of any GM Affiliate to the extent such Liabilities (a) relate to, (b) arise out of or
     (c) result principally from any of the following items:

             (i) the failure of any GM Affiliate to pay, perform or otherwise promptly discharge any Liabilities of such GM Affiliate in accordance with their terms; or

             (ii) the GM Affiliate Business.

          "GMAC AFFILIATE" means GM, GMAC and any Person that is an Affiliate of GM or GMAC, other than ResCap and its Subsidiaries.

          "GMAC AFFILIATE BUSINESS" means all businesses and operations (whether or not such businesses or operations are terminated, divested or discontinued) of the GMAC Affiliates as conducted from time to time.

          "GMAC INDEMNIFIABLE LIABILITIES" means all Liabilities of any GMAC Affiliate to the extent such Liabilities (a) relate to, (b) arise out of or
     (c) result principally from any of the following items:

             (i) the failure of any GMAC Affiliate to pay, perform or otherwise promptly discharge any Liabilities of such GMAC Affiliate in accordance with their terms; or

             (ii) the GMAC Affiliate Business.

          "GMAC SUBORDINATED DEBT" means any indebtedness owed by ResCap or any of its Subsidiaries to any GMAC Affiliate that is subordinated to Rated Indebtedness in right of payment of principal, interest and premium, if any.

          "GOVERNMENTAL AUTHORITY" means any supranational, international, national, federal, state or local court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

          "INDEPENDENT DIRECTOR" means an individual who: (A) is not and has not been an officer, director or employee, and has no immediate family member that is or has been an officer, of any GMAC Affiliate within the three years immediately prior to such individual's appointment as an Independent Director; (B) has not received, and has no immediate family member who has received, during any twelve-month period in the three years immediately prior to such individual's appointment as an Independent Director, more than $100,000 in direct compensation from any GMAC Affiliate, other than director fees and pension and other forms of deferred compensation for prior service that is not contingent in any way on continued service; (C) is not employed by, and has no immediate family member that is an officer of, any Person that has made payments to, or received payments from, any GMAC Affiliate for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of ResCap's consolidated gross revenues; and (D) is reasonably believed by the then current directors of ResCap to be financially sophisticated and otherwise qualified to fulfill the obligations of an Independent Director as set forth in this Agreement. For purposes of this definition, "immediate family member" means an individual's spouse, parents and parents-in-law, siblings and siblings-in-law, children and children-in-law and anyone (other than domestic employees) who shares such individual's home. Notwithstanding anything contained in clauses (A) through (D) above, any Independent Director may serve or have served as an

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     Independent Director of one or more limited purpose entities organized for the purpose of acquiring, financing or otherwise investing, directly or indirectly, in assets or receivables originated, owned or serviced by any GMAC Affiliate or ResCap Subsidiary or holding equity beneficial interest in trusts formed by any GMAC Affiliate or ResCap Subsidiary.

          "INVESTMENT" in any Person means any loan, advance or other extension of credit (other than in the ordinary course of business) to such Person (whether in cash or property) or any capital contribution or purchase or acquisition of any Capital Stock or indebtedness of such Person (whether in cash or property); provided, however, that the term "Investment" shall not include any purchase of securities issued by a GMAC Affiliate through the use of funds in a custodial account held by ResCap or its Subsidiaries relating to the sale of financial assets by ResCap or its Subsidiaries.

          "LIABILITIES" means all debts, liabilities, obligations, responsibilities, response actions, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including those arising under or in connection with any law, statute, ordinance, regulation, rule or other pronouncements of Governmental Authorities having the effect of law, Proceeding, threatened Proceeding, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, a party to this agreement or any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, external attorneys' fees, disbursements and expense of external counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

          "LOSSES" means all losses, liabilities, penalties, claims, damages, demands, costs and expenses (including reasonable external attorneys' fees, investigation expenses, out-of-pocket expenses, interest and punitive or consequential damages) and other Liabilities of any kind.

          "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Governmental Authority.

          "PREPAYMENT" means any payment of principal in respect of GMAC Subordinated Debt prior to the stated maturity thereof.

          "PROCEEDING" means any past, present or future suit, counter suit, action, arbitration, mediation, alternative dispute resolution process, claim, counterclaim, demand, proceeding, inquiry or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

          "RATING AGENCIES" means Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Fitch Ratings, Inc. and Dominion Bond Rating Service, or, if any such agency shall cease to perform the functions of a statistical rating agency, a replacement therefor that is a nationally recognized statistical rating agency in the United States and is designated by GMAC and ResCap.

          "RATED INDEBTEDNESS" means any senior long-term unsecured debt of ResCap, that, at the relevant time, is outstanding and not defeased in accordance with its terms and that is at the time of its issuance rated by at least two of the Rating Agencies, unless the instruments governing such indebtedness provide that they are not entitled to the benefits of this Agreement.

          "RESCAP BUSINESS" means all businesses and operations (whether or not such businesses or operations are terminated, divested or discontinued) of ResCap or its Subsidiaries as conducted from time to time.

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          "RESCAP INDEMNIFIABLE LIABILITIES" means all Liabilities of ResCap or any of its Subsidiaries to the extent such Liabilities (a) relate to, (b) arise out of or (c) result principally from any of the following items:

             (i) the failure of ResCap or any of its Subsidiaries to pay, perform or otherwise promptly discharge any Liabilities of ResCap or such Subsidiary, as the case may be, in accordance with their terms; or

             (ii) the ResCap Business.

          "STOCKHOLDER'S EQUITY" means, at any time of determination, the amount which would be shown as stockholder's equity on the consolidated balance sheet of ResCap as of such time prepared in accordance with GAAP.

          "SUBSIDIARY" means, with respect to any Person, any other Person of which a majority of the voting interests is owned, directly or indirectly, by such Person; provided, however, that the term "Subsidiary" shall not include any securitization trusts or similar Person established by any ResCap Subsidiary.

     SECTION 2. Covenants. Each of GMAC and ResCap, as applicable, agrees as follows:

          (a) ResCap shall not, nor shall it permit any of its Subsidiaries to:

             (i) guarantee any indebtedness of any GMAC Affiliate; or

             (ii) make any Investment in any GMAC Affiliate.

          (b) Except as provided in Section 2(c), ResCap shall not, nor shall it permit any of its Subsidiaries to, engage in material transactions with or originated through any GMAC Affiliate unless such transactions are on terms and conditions that are consistent with those that parties at arm's-length would agree to and for fair value; provided that in addition:

             (i) all financing arrangements and intercompany debt obligations between ResCap or any of its Subsidiaries and GMAC Affiliates must be in writing;

             (ii) any agreement between ResCap and/or any of its Subsidiaries and any GMAC Affiliate(s) that involve the payment by ResCap or any of its Subsidiaries or by any GMAC Affiliate of more than $25 million per year or the provisions of goods or services by ResCap and/or any of its Subsidiaries or by any GMAC Affiliate(s) valued in excess of $25 million per year must be in writing; and

             (iii) ResCap and GMAC shall maintain in effect an income tax allocation agreement that shall provide for two-way sharing payments based on the separately calculated tax liability or benefit of ResCap.

          (c) Notwithstanding the requirements of Section 2(b):

             (i) ResCap shall maintain in effect a licensing agreement providing for the use by ResCap and its Subsidiaries of certain trademarks, trade names and other intellectual property of GMAC Affiliates on a royalty-free basis and on such terms as may be agreed to from time to time between ResCap and GMAC.

             (ii) ResCap shall maintain in effect a services and facilities agreement providing for the provision of certain services by GM and GMAC to ResCap and its Subsidiaries and the provision of certain services by ResCap to GMAC Affiliates on such terms as may be agreed from time to time among ResCap, GM and GMAC.

             (iii) ResCap and its Subsidiaries may provide residential mortgage financing and other services to employees of any GMAC Affiliate on substantially similar terms as they make to employees of ResCap and its Subsidiaries and the GMAC Affiliates may provide automobile

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        discounts and other services or discounts to employees of ResCap or any of its Subsidiaries on substantially similar terms as they make to employees of any GMAC Affiliate.

          (d) (i) Subject to Sections 2(d)(iii) and (iv), ResCap shall not, directly or indirectly, declare or make any Dividend unless at the time such Dividend is declared and paid Stockholder's Equity exceeds $6.5 billion.

             (ii) If ResCap is permitted to declare or make any Dividend under
        Section 2(d)(i) above, the cumulative amount of Dividends paid after the date of this Agreement shall not exceed:

                (a) 50% of ResCap's Cumulative Net Income at the time such Dividend is declared and paid minus

                (b) to the extent a positive number, the cumulative amount of any Prepayments made under section 2(e)(i) below, other than Excluded Prepayments, minus 50% of ResCap's Cumulative Net Income at the time such Dividend is declared and paid.

             (iii) The provisions of this Section 2(d) shall not prohibit the payment of any Dividend within 60 days after the date of declaration thereof if, as of such date of declaration, such payment would comply with the restrictions set forth in this Section 2(d).

             (iv) The restrictions set forth in this Section 2(d) shall cease to be effective upon the occurrence of Stockholder's Equity exceeding $12.0 billion as of the end of each of two consecutive fiscal quarters.

             (vi) Promptly after the declaration of any Dividend, the Chief Financial Officer or Treasurer of ResCap shall provide a certificate to any Class Agent or Bank Agent certifying as to ResCap's compliance with this Agreement as of such date based on the latest available published financial statements of ResCap.

          (e) Without limiting the applicable provisions in the relevant underlying loan documents, ResCap shall not make any Prepayment of any GMAC Subordinated Debt, except from (i) ResCap's Cumulative Net Income at the time such Prepayment is made, less any Dividends previously paid after the date of this Agreement and any Prepayments of GMAC Subordinated Debt made after the date of this Agreement (to the extent that such Prepayment was made from ResCap's Cumulative Net Income), other than Excluded Prepayments,
     (ii) the net proceeds to ResCap from the issuance of Capital Stock or indebtedness to any Person (other than a GMAC Affiliate) that is subordinated in right of payment of principal, interest and premium, if any, to Rated Indebtedness, or (iii) 50% of the net proceeds to Rescap from the issuance or incurrence of indebtedness to any Person (other than a GMAC Affiliate) that ranks pari passu with Rated Indebtedness in right of payment of principal, interest and premium, if any. Notwithstanding the foregoing, ResCap may make Prepayments of GMAC Subordinated Debt of up to a cumulative amount of $500 million after the date of this Agreement ("Excluded Prepayments").

          (f) ResCap shall at all times (i) maintain, or cause to be maintained, books, records and financial statements for itself and its Subsidiaries separate from those of any and all GMAC Affiliates; (ii) maintain, or cause to be maintained, its assets and the assets of its Subsidiaries in such a manner that it would not be costly or difficult to segregate, ascertain or identify such assets from those of any and all GMAC Affiliates; (iii) maintain, or cause to be maintained, bank accounts and cash management and account receivable collection systems for itself and its Subsidiaries separate from those of any and all GMAC Affiliates; (iv) maintain, or cause to be maintained, its own asset investment, risk management and hedging programs and systems for itself and its Subsidiaries separate from those of any and all GMAC Affiliates (which may be similar to or the same as those maintained by GMAC); (v) pay its own liabilities only out of its own funds or promptly reimburse any GMAC Affiliate for ResCap's share of any expenses relating to amounts owing under the Services and Facilities Agreement or master vendor contracts or similar arrangements paid on behalf of ResCap by such GMAC Affiliate; (vi) use its own stationary, invoices, checks and business forms;

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     (vii) conduct or cause to be conducted the business operations of itself and its Subsidiaries by its or their own employees and officers, who will not also be employees or officers of any GMAC Affiliates; (viii) not commingle, or permit its Subsidiaries to commingle, the funds and other assets of ResCap and its Subsidiaries with those of any GMAC Affiliate;
     (ix) at all times hold itself out, and cause its Subsidiaries to hold themselves out, to the public as a legal entity separate and distinct from any and all GMAC Affiliates and undertake to correct any known misunderstanding regarding its separate identity; and (x) otherwise take, or cause to be taken, such reasonable and customary action so that ResCap will maintain its separate legal existence and identity; provided, however, that the foregoing shall not prohibit ResCap and its Subsidiaries from using trademarks and names of GMAC Affiliates, it being understood that such use shall not be violative of or otherwise inconsistent with Section 2(f)(ix) above.

          (g) (i) GMAC shall vote for, and ResCap shall at all times have, at least two Independent Directors. In the event of a vacancy in the position of an Independent Director, whether as a result of resignation, removal, or otherwise, GMAC shall, as promptly as practicable, elect a successor Independent Director. No appointment of an Independent Director or successor Independent Director, shall be effective until such Independent Director or successor shall have (y) accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to this Agreement, and (z) executed a counterpart to this Agreement. In acting or otherwise voting on matters referred to in Section 2(g)(iii), to the fullest extent permitted by law, the Independent Directors shall consider only the interest of ResCap, including its creditors. GMAC agrees that it will not bring any legal action, including actions asserting claims for breach of fiduciary duty, against any Independent Director for acting in accordance with Sections 2(g)(i), 2(g)(iii), 4 or 8, or for any claims against which such Independent Directors are exculpated pursuant to the terms of ResCap's Certificate of Incorporation, as in effect on the date hereof.

             (ii) The chairperson of the Audit Committee of the Board of Directors shall be an Independent Director.

             (iii) Notwithstanding ResCap's Certificate of Incorporation or Bylaws or any provision of law that otherwise so empowers ResCap, ResCap's stockholders, ResCap's Board of Directors, any officer of ResCap or any other Person, none of GMAC, ResCap or any officer of ResCap shall be authorized or empowered, nor shall they permit ResCap to
        (A) institute proceedings to have ResCap be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against ResCap, (C) file a petition seeking, or consent to, the appointment of a receiver, assignee, trustee, sequestrator or other similar official of ResCap or a substantial part of its assets, (D) make any assignment for the benefit of creditors of ResCap, or (E) take action in furtherance of any such action, in each case to the fullest extent permitted by law, in each case if such action is being taken in connection with the commencement or pendency of a bankruptcy or insolvency proceeding of any GMAC Affiliate, unless the action is authorized by the prior approval of ResCap's Board of Directors (including the approval of a majority of the Independent Directors). ResCap's Board of Directors shall not vote on, or authorize the taking of, any of the foregoing actions unless there is at least one Independent Director then serving in such capacity. Further, notwithstanding ResCap's Certificate of Incorporation or Bylaws or any provision of law that otherwise so empowers ResCap, ResCap's stockholders or ResCap's Board of Directors, ResCap shall not be authorized or empowered to amend Article VI of its Bylaws without the approval of the majority of the Independent Directors.

             (iv) ResCap shall maintain or have in effect directors and officers insurance, errors and omissions insurance and comprehensive general liability insurance covering its Independent Directors in amounts and on such terms as are usual and customary for a company similar in size to ResCap and engaged in a business similar to that engaged in by ResCap.

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          (h) In accordance with GAAP and the rules and regulations of the
     Securities and Exchange Commission, GMAC shall prepare consolidated financial statements that include ResCap. The supplemental disclosures to such financial statements shall provide that ResCap's creditors will be entitled to be satisfied out of ResCap's assets prior to ResCap's equity holders and that GMAC conducts its residential mortgage operations and related businesses through ResCap.

          (i) GMAC shall otherwise hold out ResCap and ResCap's Subsidiaries as legal entities separate and distinct and correct any known misunderstanding about ResCap's separate identity from GMAC.

     SECTION 3.  Indemnification.

     (a) GM will, to the fullest extent permitted by law, indemnify, defend and hold harmless ResCap and its Subsidiaries from and against any Losses related to GM Indemnifiable Liabilities.

     (b) GMAC will, to the fullest extent permitted by law, indemnify, defend and hold harmless ResCap and its Subsidiaries from and against any Losses related to GMAC Indemnifiable Liabilities (other than GM Indemnifiable Liabilities).

     (c) ResCap will, to the fullest extent permitted by law, indemnify, defend and hold harmless the GM Affiliates and the GMAC Affiliates from and against any losses related to ResCap Indemnifiable Liabilities.

     SECTION 4. Termination. This Agreement shall terminate at such time as ResCap ceases to be a direct or indirect Subsidiary of GMAC; provided that ResCap, GM and GMAC may agree to terminate this Agreement earlier if such termination has been approved by a majority of the members of ResCap's Board of Directors, including a majority of the Independent Directors. In acting or otherwise voting on matters referred to in this Section 4, to the fullest extent permitted by law, the Independent Directors shall consider only the interest of ResCap, including its creditors. To the extent that such approval is required, ResCap's Board of Directors shall not vote on, or authorize, the termination of this Agreement unless there is at least one Independent Director then serving in such capacity.

     SECTION 5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when received at the addresses or telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

     If to GM:

         General Motors Corporation
         200 Renaissance Center
         Detroit, MI 48265
         Attn: Corporate Secretary

     If to GMAC:

         General Motors Acceptance Corporation
         200 Renaissance Center
         Detroit, MI 48265
         Attn: Corporate Secretary

     If to ResCap:

         Residential Capital Corporation
         8400 Normandale Lake Boulevard
         Minneapolis, MN 55437
         Attn: General Counsel

     SECTION 6. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matters hereof.

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     SECTION 7.  No Guarantee.  This Agreement is not, and shall not be construed to be, a guarantee by GM or GMAC of any indebtedness of ResCap or an agreement by GM or GMAC to contribute additional capital to ResCap. GMAC's sole obligation under this Agreement (except as set forth in Section 3) is to comply with the Independent Director provisions of Section 2(g) and the provisions of Sections 2(h) and 2(i) and the sole remedy against GMAC for breach of those sections is specific performance. GM's sole obligation under this Agreement is as set forth in Section 3. Under no circumstances shall GM or GMAC be liable for damages for breach of this Agreement (other than Section 3).

     SECTION 8. Amendment and Waiver. The provisions of this Agreement may not be amended or waived except by an instrument in writing signed by the parties hereto; provided that no amendment or waiver that materially and adversely affects the rights of any Class of Rated Indebtedness shall become effective unless such amendment or waiver has been approved by a majority of the members of ResCap's Board of Directors, including a majority of the Independent Directors. In acting or otherwise voting on matters referred to in this Section 8 that materially and adversely affect the rights of any Class of Rated Indebtedness, to the fullest extent permitted by law, the Independent Directors shall consider only the interest of ResCap, including its creditors. ResCap shall provide to each Class Agent and Bank Agent a copy of any amendment or waiver of this Agreement. ResCap's Board of Directors shall not vote on, or authorize, any amendment to this Agreement unless there is at least one Independent Director then serving in such capacity.

     SECTION 9. Assignment. This Agreement may not be assigned, except in connection with a merger or consolidation and except that all or any of the rights of GM hereunder may be assigned to any other GM Affiliate and any rights of GMAC hereunder may be assigned to any other GMAC Affiliate. No such assignment shall relieve the assigning party of its obligations hereunder.

     SECTION 10. Transfer of ResCap to a GM Affiliate. GMAC may not sell, convey or otherwise transfer a majority ownership interest in ResCap to one or more GM Affiliates in a single transaction or series of transactions, unless GM and the applicable GM Affiliate(s) enter into an agreement substantially identical to this Agreement prior to the time that ResCap ceases to be a direct or indirect Subsidiary of GMAC.

     SECTION 11. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that the holders of Rated Indebtedness and any lenders under any credit facility under which ResCap is a borrower shall be deemed third party beneficiaries of this Agreement; provided, further, that the remedies of such holders or lenders hereunder shall be limited to specific enforcement of the provisions of this Agreement as the same may be amended and waived pursuant to
Section 8 hereof; and, provided, further, that any action to enforce the rights of the holders of Rated Indebtedness of any Class or any lenders under any credit facility under which ResCap is a borrower as third party beneficiaries shall be undertaken only by the Class Agent for such Class or any Bank Agent, as applicable.

     SECTION 12. Delay and Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. Except as provided in
Section 11, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any other rights or remedies that any party hereto may have.

     SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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     SECTION 14.  Counterparts.  This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                    * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          GENERAL MOTORS CORPORATION

                                          By:      /s/ WALTER G. BORST
                                            ------------------------------------
                                          Name: Walter G. Borst
                                          Title: Treasurer

                                          GENERAL MOTORS ACCEPTANCE
                                          CORPORATION

                                          By:      /s/ SANJIV KHATTRI
                                            ------------------------------------
                                          Name: Sanjiv Khattri
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                          RESIDENTIAL CAPITAL CORPORATION

                                          By:      /s/ DAVEE L. OLSON
                                            ------------------------------------
                                          Name: Davee L. Olson
                                          Title: Chief Financial Officer and
                                                 Director

     The independent directors have, in reliance on the benefits conferred upon them under this Operating Agreement, and the obligations placed on the Corporation, accepted their appointment as Independent Directors of the Corporation, as evidenced by their signature below.

                                          INDEPENDENT DIRECTORS:

                                          By:       /s/ THOMAS JACOB
                                            ------------------------------------

                                          By:     /s/ THOMAS C. MELZER
                                            ------------------------------------

                                        10